UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2014

Signature Exploration and Production Corp.
(Exact name of Registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation or organization)	333-382580 (Commission File Number)	59-3733133 (IRS Employer I.D. No.)

4700 Millenia Blvd, Suite 175
Orlando, FL 32829
Phone: (888) 895-3594
Fax: (407) 354-3441
(Address, including zip code, and telephone and facsimile numbers, including area code, of registrant’s executive offices)

NA

(Former name, former address and former fiscal year, if changed since last report)

ITEM 3.02  Unregistered Sales of Equity Securities.

On March 21, 2014, the Registrant sold 200,000 units to one person.  Each unit consists of one share of common stock, one A warrant and one B warrant.  Each warrant gives the holder the right to purchase of one share of common stock of the Registrant pursuant to certain terms and conditions.  The price was $0.50 per unit.  The sale was exempt from the registration requirements of Section 5 of the Securities Act of 1933 pursuant to Section 4(2) of the same Act and Rule 506 promulgated thereunder.

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signature Exploration and Production Corp.

Dated: March 27, 2014	By:	/s/ Steven Weldon
Steven Weldon
Chief Financial Officer